UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) ofthe
Securities Exchange Act of 1934 (Amendment No.   )

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PSYCHEMEDICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   Psychemedics

CORPORATION

BOSTON •   LOS ANGELES •   DALLAS •   LAS VEGAS

March 30, 2015

Dear Stockholders:

We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at the Seaport Hotel, 200 Seaport Boulevard, Boston, MA 02210 on April 29, 2015, at 2:00 P.M.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments. I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with the Company and its directors and officers. I hope that you will be able to attend.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Thank you for your ongoing support of, and continued interest in, Psychemedics Corporation.

Sincerely,

Raymond C. Kubacki
Chairman, Chief Executive Officer, and President

PSYCHEMEDICS CORPORATION
125 Nagog Park
Acton, Massachusetts 01720
978-206-8220

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 30, 2015

The Annual Meeting of Stockholders will be held on April 29, 2015 at 2:00 P.M. at the Seaport Hotel, 200 Seaport Boulevard, Boston, MA 02210, for the following purposes:

1.	To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;
2.	To conduct a non-binding advisory vote on the compensation of our named executive officers;
3.	To ratify the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and
4.	To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 12, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 29, 2015:  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report for 2014, and a proxy card; and (ii) notifying you of the availability of these proxy materials on the Internet that you may download and print by going to www.psychemedics.com/proxy.

We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on our website at www.psychemedics.com/proxy before voting.

By order of the Board of Directors,
Patrick J. Kinney, Jr., Secretary

The Company’s Annual Report for 2014 containing a copy of the Company’s Form 10-K (excluding exhibits) for the year ended December 31, 2014 is enclosed herewith.

Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting.

PSYCHEMEDICS CORPORATION
125 Nagog Park
Acton, Massachusetts 01720

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2015

You are receiving this communication because you hold shares in PSYCHEMEDICS CORPORATION (hereinafter, the “Company”). We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report for the year ended December 31, 2014, and a proxy card; and (ii) notifying you of the availability of these proxy materials on the internet that you may download and print by viewing www.psychemedics.com/proxy. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on our website at www.psychemedics.com/proxy before voting.

This statement is furnished to the stockholders of the Company in connection with management’s solicitation of proxies to be used at the Annual Meeting of Stockholders on April 29, 2015 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is March 30, 2015. Each proxy delivered pursuant to this solicitation, or any proxy that you may download from www.psychemedics.com/proxy, is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires.

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner.  If your shares are held in a stock brokerage account, by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker, trustee or nominee is obligated to provide you with a voting instruction card for you to use.

The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 2,687,531 shares, shall constitute a quorum. Under Nasdaq rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including Proposal 3, the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, on non-routine matters such as Proposal 1, the election of directors, or Proposal 2, the non-binding advisory vote concerning executive compensation, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the four persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the ratification of the Audit Committee’s appointment of BDO USA, LLP, or the vote, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, the Company will treat abstentions as shares that are present and entitled to vote. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR Proposal 1, the election of the four nominees named under “Election of Directors”, unless authority to do so is withheld with respect to one or more of the nominees, FOR Proposal 2, the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, and FOR Proposal 3, the ratification of the Audit Committee’s appointment of BDO USA, LLP for the year ending December 31, 2015. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the Annual Meeting.

As of March 12, 2015, the Company had outstanding 5,375,061 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 12, 2015 to one vote on each of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at four and has nominated four persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy, or any proxy that you may download from www.psychemedics.com/proxy is duly executed and received in time for the Annual Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Harry Connick, Walter S. Tomenson, Jr. and Fred J. Weinert. In the event that any of the nominees becomes unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; or (ii) to leave a vacancy on the Board.

BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS

Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

Name	Age	Position
Raymond C. Kubacki	70	Chairman of the Board, Chief Executive Officer, President, Director and Nominee
Harry Connick	89	Director and Nominee, Member of Audit, Nominating and Compensation Committees
Walter S. Tomenson, Jr.	68	Director and Nominee, Member of Audit, Nominating and Compensation Committees
Fred J. Weinert	67	Director and Nominee, Member of Audit, Nominating and Compensation Committees
Michael I. Schaffer, Ph.D.	70	Vice President, Laboratory Operations
James V. Dyke	50	Corporate Vice President, Sales and Marketing
Neil Lerner	47	Vice President, Finance

All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

Mr. Kubacki has been the Company’s President and Chief Executive Officer since 1991. He has also served as Chairman of the Board of the Company since 2003. He is a director of Integrated Environmental Technologies, LTD. From 2007 until 2010, he served as a director of Protection One, Inc. and from 2004 to 2007 he served as a director of Integrated Alarm Services Group, Inc. He is also a trustee of the Center for Excellence in Education based in Washington, D.C. and holds an Executive Masters Professional Director Certification, their highest level award, from the American College of Corporate Directors, a public company director education and credentialing organization. As a result of these and other professional experiences, Mr. Kubacki possesses particular knowledge and experience in marketing and operations that strengthen the Board’s collective qualifications, skills and experience. Mr. Kubacki has been a director of the Company since 1991.

Mr. Connick served as District Attorney for Orleans Parish (New Orleans, LA) from 1974 to 2003. In 2002 Mr. Connick received from Drug Czar, John P. Walters, the Director’s Award for Distinguished Service, in recognition of exemplary accomplishment and distinguished service in the fight against illegal drugs. As a result of these and other professional experiences, Mr. Connick possesses particular knowledge and experience in law enforcement and the effects of drugs of abuse and their effect on society that strengthen the Board’s collective qualifications, skills and experience. Mr. Connick has been a director of the Company since 2003.

Mr. Tomenson was a founding partner of Integro Ltd. He retired from the firm in 2012. Prior to joining Integro, Mr. Tomenson was Managing Director and Chairman of Global Client Development at Marsh, Inc. from 1998 until 2004. From 1993 to 1998, he was Chairman of FINPRO, the financial services division of Marsh, Inc. Mr. Tomenson is a director of the Trinity College School Fund, Inc. He also serves on the Board of Trustees of the Inner-City Scholarship Fund in New York City. In addition, he is the Vice-Chairman of the Foundation Board of Directors of the Achievement Centers for Children and Families in Delray Beach, Florida. Mr. Tomenson holds an Executive Masters Professional Director Certification, their highest level award, from the American College of Corporate Directors, a public company director education and credentialing organization. As a result of these and other professional experiences, Mr. Tomenson possesses particular knowledge and experience in marketing and distribution and human resources that strengthen the Board’s collective qualifications, skills and experience. Mr. Tomenson has been a director of the Company since 1999.

Mr. Weinert is an entrepreneur whose current activities are concentrated in commercial real estate, new business development and environmental consulting. He has served on the Business Advisory Council for the University of Dayton for over 20 years. From 1973 until 1989, Mr. Weinert held various executive positions in the Finance and Operations groups of Waste Management, Inc. and its subsidiaries, including 6 years as the

President of Waste Management International, Inc. As a result of these and other professional experiences, Mr. Weinert possesses particular knowledge and experience in accounting, finance, capital structures, distribution and international operations that strengthen the Board’s collective qualifications, skills and experience. Mr. Weinert has been a director of the Company since 1991.

Dr. Schaffer has served as Vice President of Laboratory Operations since 1999. From 1990 to 1999, he served as Director of Toxicology, Technical Manager and Responsible Person for the Leesburg, Florida laboratory of SmithKline Beecham Clinical Laboratories. From 1976 to 1990 he served as the Chief Toxicologist at the Cook County Medical Examiner’s office in Chicago, Illinois. From 1990 to 1999, he was also a member of the Board of Directors of the American Board of Forensic Toxicologists. Dr. Schaffer has served as an inspector for the Substance Abuse and Mental Health Services Administration’s National Laboratory Certification Program since 1989. Dr. Schaffer has also served as an inspector for the College of American Pathologists since 1990.

Mr. Dyke joined the Company in 2010 and currently serves as the Corporate Vice President of Sales and Marketing. He has 25 years of international experience working in Canada, the United Kingdom and the United States in a variety of senior management and sales and marketing roles. Prior to joining the Company, he worked as a Strategic Sales Consultant and served as Vice President of Sales & Marketing with Pitney Bowes Inc.

Mr. Lerner joined the Company in 2010 and currently serves as the Vice President of Finance and Treasurer. From October, 2010 until May, 2011 he served as Vice President and Controller of the Company. Prior to joining the Company, he served as Director of Operational Accounting at Beacon Roofing Supply, Inc., Corporate Controller with Atlas TMS, Divisional Controller with Mastec, Inc, and multiple roles with Johnson & Johnson, including plant controller in the Netherlands. Mr. Lerner is a Certified Public Accountant and holds a Master’s degree in International Management.

CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Board of Directors of the Company has responsibility for establishing broad corporate policies and reviewing the overall performance of the Company. The Company’s officers are responsible for day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through detailed monthly reports and presentations at Board and committee meetings.

The Board of Directors has delegated certain of its oversight responsibilities to three separate subcommittees: an Audit Committee, a Compensation Committee and a Nominating Committee, each of which is comprised solely of independent directors (see “Independence” below). The Audit Committee operates under an Audit Committee charter and the Nominating Committee operates under a Nominating Committee charter, each of which has been approved by the Board of Directors of the Company and is posted on the Company’s web site at www.psychemedics.com. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Kubacki is the only director who is also an employee of the Company. He is not included in deliberations concerning evaluation of his own compensation at any meetings of the Compensation Committee. All members of all committees are non-employee directors.

The Company has in place a comprehensive Code of Ethics and Conduct. You may obtain a copy of the Company’s Code of Ethics and Conduct by writing to the Company at Investor Relations, Psychemedics Corporation, 125 Nagog Park, Acton, Massachusetts 01720, or by viewing the Investor Information section of the Company’s website at www.psychemedics.com.

Independence

Under the rules of the Nasdaq Stock Market, a majority of the directors and all of the members of the Audit Committee must qualify as independent directors. The Board of Directors of the Company conducts an annual review of the independence of the members of the Board and its committees. Three of our four directors are nonemployee directors (all except Mr. Kubacki). Although the Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in the Nasdaq Stock Market listing standards), information provided by the directors and the Company did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial), which would impair the independence of any of the nonemployee directors.

Certain Relationships and Related Transactions

The Board of Directors has adopted a policy whereby the Company’s Audit Committee is responsible for reviewing any proposed related party transaction. The types of transactions covered by the policy include payments for products or services to or indebtedness to or from, related parties, as defined in Item 404(b) of Regulation S-K under the federal securities laws. The Audit Committee has determined that there were no related party transactions with any related party in fiscal 2014 that would require disclosure under Item 404(a) of Regulation S-K.

Board of Directors Meetings and Committees

The Board of Directors met eight times in fiscal year 2014 (including teleconference meetings), and acted by written consent on three occasions. During fiscal year 2014, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which such director was a member.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s Annual Meeting in May, 2014.

Audit Committee

The Audit Committee, whose members are Messrs. Connick, Tomenson and Weinert, reviews the appropriateness, quality and acceptability of the Company’s accounting policies and the integrity of financial statements reported to the public, and compliance with legal and regulatory requirements. The Board has determined that each member of the Audit Committee satisfies the requirements of the Nasdaq Stock Market regarding competency in financial matters. In addition, the Board of Directors has determined that Mr. Weinert, the Chairman of the Audit Committee, qualifies as an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission rules. None of Messrs. Connick, Tomenson or Weinert serves on the audit committee of any other public company. The responsibilities of the Audit Committee and its activities during fiscal year 2014 are described in the Report of the Audit Committee set forth below in this proxy statement.

Compensation Committee

The Compensation Committee, whose members are Messrs. Connick, Tomenson and Weinert, held two meetings during 2014. The Compensation Committee does not have a charter. The responsibilities of the Compensation Committee and its activities during fiscal year 2014 are described below under the caption “Executive Compensation”.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Connick, Tomenson or Weinert has ever been an officer or employee of the Company or any subsidiary of the Company and no executive officer of the Company serves on the board of directors of any company at which any of the Compensation Committee members is employed.

Nominating Committee

The Nominating Committee, whose members are Messrs. Connick, Tomenson and Weinert, held one meeting during 2014. The Nominating Committee is charged with identifying and screening candidates, consistent with criteria approved by the Board of Directors, and making recommendations to the Board of

Directors as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the Nasdaq Stock Market’s listing standards.

The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of the Company. The Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the Nominating Committee. The Nominating Committee seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote the time and effort required for Board responsibilities. Selected candidates are interviewed by members of the Nominating Committee and certain other Board members. Based on the foregoing, the Nominating Committee makes recommendations to the Board with respect to director nominees.

The Company’s stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates at the Company’s 2016 Annual Meeting by submitting their names and appropriate background and biographical information to the Company’s Nominating Committee, Psychemedics Corporation, 125 Nagog Park, Acton, Massachusetts 01720 not later than December 7, 2015. Assuming that the appropriate information has been timely provided, the Nominating Committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Board Leadership Structure, Risk Oversight, Executive Sessions of Nonemployee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board is currently comprised of three independent directors and one employee director. Mr. Kubacki has served as Chairman of the Board since 2003, and he has served as Chief Executive Officer and as a member of our Board since 1991. We believe that our independent, experienced directors, who constitute a majority of our Board, benefit Psychemedics and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that Psychemedics is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for Psychemedics. We believe Psychemedics, like many U.S. companies, has been well-served by this leadership structure.

As part of an annual self evaluation, our Board of Directors conducts an evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Psychemedics and its stockholders. When making recommendations of future Board candidates, our Nominating Committee, under the authority vested in it under our Nominating Committee Charter, is provided flexibility to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on Psychemedics’ general risk management strategy, the most significant risks facing Psychemedics, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of Psychemedics’ risk management process. Among its duties, the Audit Committee reviews with management (a) Psychemedics’ policies with respect to risk assessment and management of risks that may be material to Psychemedics, (b) Psychemedics’ system of disclosure controls and system of internal controls over financial reporting, and (c) Psychemedics’ compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact Psychemedics’ contingent liabilities and risks. Our full Board also considers and addresses risk as it performs its responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Psychemedics’ management is responsible for day-to-day risk management. Our Vice President —  Finance undertakes primary responsibility for monitoring and testing for company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of Psychemedics. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Psychemedics and that our Board leadership structure supports this approach.

Executive Sessions of Nonemployee Directors

The Board holds executive sessions of its nonemployee directors generally at each regularly scheduled meeting. The Chairman of the Audit Committee serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

Interested parties, including stockholders, may communicate directly with the Chairman of the Audit Committee or the nonemployee directors as a group by writing to those individuals or the group at the following address: Psychemedics Corporation, 125 Nagog Park, Acton, Massachusetts 01720. If correspondence is received by the Corporate Secretary, it will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist Psychemedics in effectively addressing your concern, you may choose to remain anonymous, and Psychemedics will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and pre-approves the independent auditors’ services. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be viewed on the Company’s website under “Corporate Governance”.

The Audit Committee is composed of three non-employee directors, Messrs. Connick, Tomenson and Weinert, each of whom is an “independent director” under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees. The Audit Committee held five meetings during 2014. Mr. Weinert qualifies as an “Audit Committee Financial Expert” under the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each member of the Audit Committee meets the minimum standards regarding competency in financial matters required under the rules of the Nasdaq Stock Market. None of Messrs. Connick, Tomenson and Weinert serves on the audit committee of any other public company.

The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB Rule 3526, and has discussed with the independent auditors the independence of the independent auditors. The Audit Committee considered and determined that the provision of non-audit services by BDO USA, LLP was compatible with maintaining auditor independence.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Audit Committee:

Harry Connick
Walter S. Tomenson, Jr.
Fred J. Weinert

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees paid or payable to BDO USA, LLP for services attributable to fiscal years 2014 and 2013:

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees(1)	$184,392	$183,667
Audit-Related Fees(2)	14,650	14,650
Tax Fees(3)	34,200	24,250
Total	$233,242	$222,567

(1)	Audit Fees — Fees for professional services rendered to the Company (or estimates of fees for services to be rendered) in connection with auditing the Company’s annual financial statements and reviewing the interim financial information included in the Company’s Quarterly Reports on Form 10-Q, and consents and assistance with the review of documents filed with the Securities and Exchange Commission.
(2)	Audit-Related Fees — Fees billed to the Company or to the Company’s employee retirement plan for services related to the audit of the Company’s financial statements that are not reported under Audit Fees, which include audit work performed on certain of the Company’s benefit plans.
(3)	Tax Fees — Fees billed to the Company related to tax compliance and consultation. Amounts for 2014 included additional services related to prior year California tax credits.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided, in accordance with this pre-approval policy, and the fees for the services performed to date.

Director Compensation

Mr. Kubacki receives no additional compensation for serving on the Company’s Board of Directors. Each of the Company’s outside (non-employee) directors received cash compensation of $40,000 in 2014. In addition, Mr. Weinert received additional cash compensation of $10,000 in 2014 for serving as Chairman of the Audit Committee, and $77,000 for serving as the Board’s representative overseeing the Corporation’s mobilization project regarding a potential sales opportunity in Brazil. Each of the outside directors has also been granted from time to time equity awards under the Company’s equity compensation plans, most recently in May, 2014, when each outside director was granted 3,225 stock unit awards under the Company’s 2006 Incentive Plan, each such stock unit award representing the right to receive one share of Common Stock of the Company. Each such award vests with respect to 50% of the shares covered thereby on April 30, 2015 and with respect to the balance of the shares on April 30, 2016, in each case, so long as the recipient remains in continuous service as a member of the Board of Directors of the Company through each such vesting date. Any unvested stock unit awards terminate upon the cessation of a recipient’s service as a member of the Board of Directors, subject to partial vesting in the case of termination on account of death or permanent disability. In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) the stock unit awards become fully vested immediately prior to the effective date of such change in control.

The following table shows, for the fiscal year ended December 31, 2014, the compensation paid by the Company or accrued for such year, to the Company’s non-employee directors. The compensation paid to Mr. Kubacki for his service as Chairman, Chief Executive Officer and President, is reported in the Summary Compensation Table under the caption “Executive Compensation” below.

Director Compensation For Fiscal Year Ended December 31, 2014

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)(4)	Total ($)
Harry Connick	40,000	48,278	(2)	—	—	—	—	88,278
Walter Tomenson, Jr.	40,000	48,278	(2)	—	—	—	—	88,278
Fred J. Weinert	127,000	48,278	(2)	—	—	—	—	175,278

(1)	The amounts in column (c) reflect the grant date fair value of awards to the named individuals in 2014.
(2)	Each such award vests with respect to 50% of the shares covered thereby on April 30, 2015 and the balance of the shares vest on April 30, 2016. As of December 31, 2014, each director had 5,225 of unvested stock unit awards.
(3)	As of December 31, 2014, the directors held the following number of unexercised options to acquire Common Stock: Mr. Connick: 5,150; Mr. Tomenson: 10,350; and Mr. Weinert: 18,650.
(4)	Any perquisites or other personal benefits received from the Company by the named director were less than the reporting thresholds established by the Securities and Exchange Commission ($10,000).

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

Throughout this proxy statement, the individual who served as the Company’s Chief Executive Officer during fiscal 2014, as well as the other individuals included in the Summary Compensation Table on page 13, are referred to as the “named executive officers” (“NEOs”).

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual performance goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of similarly sized public companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation and that its executives’ performance should be rewarded as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Chief Executive Officer, but takes into account his recommendations when making compensation decisions with respect to the other executive officers.

The Chief Executive Officer annually reviews the performance of each other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

In making compensation decisions, the Compensation Committee compares each element of total compensation against what the Compensation Committee believes to be the average amount paid to similarly situated executives at comparably sized publicly-traded and privately-held companies.

A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Compensation Committee determines the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. A significant portion of its total compensation payable to executive officers is in the form of cash bonus awards tied to achievement of performance goals and to the award of restricted stock units that would become vested over a period of time.

2014 Executive Compensation Components

For the fiscal year ended December 31, 2014, the principal components of compensation for named executive officers were:

•	base salary
•	performance-based cash incentive compensation; and
•	long-term equity incentive compensation

Base Salary

Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility, a market competitive assessment of similar roles at other companies and a comparison of salaries paid to peers within the Company. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of executive officers are based on the Compensation Committee’s assessment of the individual’s performance.

Incentive Cash Bonus Compensation

The Company typically provides its named executive officers with the opportunity to earn cash incentive bonuses. For most years, bonuses are determined based on a combination of qualitative and quantitative, company and individual measures, the details of which are established annually in the form of business objectives. The business objectives may vary for each executive based upon his or her responsibilities and may include financial and/or strategic measures. The Compensation Committee typically retains the discretion to amend the bonus program including the ability to increase or decrease any bonus payment and make changes to any financial and/or strategic measures. In 2014, the named executive officers’ bonuses were computed as follows: (i) up to ten percent (10%) of base salary would be payable if the Company achieved pre-determined revenue and earnings per share targets; (ii) up to an additional ten percent (10%) of base salary would be payable based on achievement of individual written performance objectives for the fiscal year, as determined by Mr. Kubacki (for named executive officers other than himself) and as determined by the Compensation Committee (with respect to achievement of the bonus award by Mr. Kubacki), and (iii) up to an additional five percent (5%) of base salary would be payable based upon the Company’s achievement of a specific strategic objective. The Compensation Committee retained sole discretion over all matters relating to the annual bonus payments, including, without limitation, the decision to pay any bonuses, the amount of each bonus, if any, the ability to increase or decrease any bonus payment and make changes to any financial and/or strategic measures. A similar arrangement is in place for 2015, using performance objectives based on the Company’s 2015 budget, and the final five percent component is based is based on achievement of a specific strategic objective.

Long-Term Equity Incentive Compensation

It is the philosophy of the Company to provide executives with incentives to receive equity in the Company and, thus, align their financial interests with those of the Company’s shareholders. The Company’s 2006 Incentive Plan provides long-term rewards and incentives to the Company’s named executive officers, as well as other participants. The 2006 Incentive Plan permits, in addition to cash-based awards, the grant of options, restricted stock, stock bonus awards, and other stock-based awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on the Common Stock, including, but not limited to performance units, stock appreciation rights, restricted stock units or dividend equivalents, each of which may be subject to certain vesting requirements or to the attainment of certain pre-established performance goals.

Stock Unit Awards.

The Compensation Committee of the Company’s Board of Directors has typically granted annual equity awards in the form of stock unit awards (“Awards”) to most of its executive officers. The Awards represent a right to receive shares of the Company’s Common Stock in varying amounts subject to satisfaction of certain time-based vesting requirements. The amount of stock unit awards granted to the named executive officers varies based upon their levels of responsibility, their individual performance and the Company’s performance for the year preceding the year of grant. Each of the units provides for vesting over the four-year period following the date of grant and are convertible into shares of Common Stock of the Company upon vesting.

Stock Options.

Certain named executive officers continue to hold stock options granted in prior years under the Company’s 2000 Stock Option Plan which was discontinued in connection with the adoption of the 2006 Incentive Plan. The stock options allow the named executive officers, as well as other key employees, the right to acquire shares of Company stock at a price equal to the fair market value of the Company’s stock on the date of grant. The stock options are subject to various vesting periods ranging from zero to four years. No stock options were granted to the named executive officers in 2014.

Retirement and Other Benefits

The Company maintains a 401(k) profit sharing plan for the benefit of all employees who have satisfied minimum age requirements. Employees have the opportunity to contribute to the plan on a before tax basis, subject to limits prescribed under the Internal Revenue Code. The Company matches 100% of the first 3% of pay, and 50% of the next 2% of pay, for a total potential match of 4%. All employee contributions and all Company matching contributions are 100% vested on the date of contribution. Prior to 2015, the Company matched up to 50% of the first 6% of pay that was contributed to the plan, subject to limits prescribed for highly compensated employees, and subject to a vesting schedule on the Company matching contributions. The Company does not maintain any separate non-qualified retirement plans.

Perquisites and Other Personal Benefits

Any perquisites or other personal benefits that the Company offers to its executive officers are below the threshold limit ($10,000 per executive, per annum) for reporting under SEC rules.

The Company has entered into Change of Control Severance Agreements with Messrs. Kubacki, Schaffer, and Dyke. The Change of Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for Messrs. Kubacki, Schaffer and Dyke is provided under the heading “Potential Payments upon Termination or Change in Control” on page 14.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year to named executive officers except to the extent it constitutes performance-based compensation. The Company believes that except for a portion of the payments under agreements with Mr. Kubacki described under the heading “Potential Payments upon Termination or Change in Control” on page 14, all compensation paid to its executive officers is, or will be when paid, fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions.

Summary of Cash and Certain Other Compensation

The following tables show, for the fiscal year ended December 31, 2014, and 2013, the total compensation earned by the Company’s Chief Executive Officer, as the Company’s principal executive officer, and the Company’s two most highly compensated executive officers other than the Chief Executive Officer (collectively the “named executive officers”) and outstanding equity awards held by them as of December 31, 2014.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Raymond C. Kubacki Chairman, CEO, & President	2014	429,510	107,377	194,610	—	—	—	6,750	738,247
	2013	417,000	83,400	194,650	—	—	—	6,750	701,800
James V. Dyke Vice President Sales	2014	231,750	10,000	106,287	—	65,000	—	6,750	419,787
	2013	225,000	10,000	97,325	—	57,674	—	6,750	396,849
Michael I. Schaffer Vice President Laboratory Operations	2014	248,230	62,057	64,371	—	—	—	6,750	381,408
	2013	241,000	48,200	74,425	—	—	—	6,750	370,375

(1)	The amounts in column (d) reflect cash bonus awards made to the executive officers based on achievement of certain financial and individual objectives, as described in more detail on page 11 under the heading “Incentive Cash Bonus Compensation”.
(2)	The amounts in column (e) reflect the grant date fair value of the awards with respect to stock unit awards granted in the applicable year. Grant date fair value is deemed to be the closing prize on the date of grant. The awards granted in 2014 become vested with respect to 25% of the shares covered thereby on the first anniversary date of the date of grant, and with respect to an additional 25% of the shares covered thereby on each of the three anniversary dates thereafter.
(3)	The amounts in column (f) reflect the grant date fair value of the awards with respect to stock options granted in the applicable year, measured in accordance with ASC 718. No stock options were granted to any of the named executive officers in either 2013 or 2014.
(4)	The amounts in column (g) represent commissions paid to the named executive officer.
(5)	The amount shown in column (i) reflects for each named executive officer matching contributions allocated by the Company to each of the named executive officers during the applicable year pursuant to the Company’s 401(k) Plan (which is more fully described on page 12 under the heading “Retirement and Other Benefits”); the amount of perquisites attributable to each named executive officer did not exceed $10,000 in either 2013 or 2014.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Raymond C. Kubacki	77,300	—	—	$14.40	05/24/2015	41,500	(2)	628,725	—	—
James V. Dyke	—	—	—	—	—	20,475	(3)	310,196	—	—
Michael I. Schaffer	—	—	—	—	—	15,300	(4)	231,795	—	—

(1)	Based on closing price of $15.15 per share on December 31, 2014 on the Nasdaq Stock Market.
(2)	Consists of: 4,750 of the shares of the stock unit award granted in May, 2011, which will vest in May, 2015; 11,000 shares of the stock unit award granted in May, 2012, of which 5,500 shares will vest in May, 2015 and 5,500 shares will vest in May, 2016; 12,750 shares of the stock unit award granted in May, 2013, of which 4,250 shares will vest in May, 2015, 4,250 shares will vest in May, 2016, and 4,250 shares will vest in May, 2017; and 13,000 shares of the stock unit award granted in May, 2014, of which 3,250 shares will vest in May, 2015, 3,250 shares will vest in May, 2016, 3,250 shares will vest in May, 2017 and 3,250 shares will vest in May, 2018, in each case, provided the executive is employed by the Company on each respective vesting date.
(3)	Consists of: 2,000 shares of the stock unit award granted in May, 2011, which will vest in May, 2015; 5,000 shares of the stock unit award granted in May, 2012, of which 2,500 shares will vest in May, 2015, and 2,500 shares will vest in May, 2016; and 6,375 shares of the stock unit award granted in May, 2013, of which 2,125 shares will vest in May, 2015, 2,125 shares will vest in May, 2016, and 2,125 shares will vest in May, 2017; and 7,100 shares of the stock unit award granted in May, 2014, of which 1,775 shares will vest in May, 2015, 1,775 shares will vest in May, 2016, 1,775 shares will vest in May, 2017, and 1,775 shares will vest in May, 2018, in each case, provided the executive is employed by the Company on each respective vesting date.
(4)	Consists of: 1,875 shares of the stock unit award granted in May, 2011, which will vest in May, 2015; 4,250 shares of the stock unit award granted in May, 2012, of which 2,125 shares will vest in May, 2015, and 2,125 shares will vest in May, 2016; 4,875 shares of the stock unit award granted in May, 2013, of which 1,625 shares will vest in May, 2015, 1,625 shares will vest in May, 2016, and 1,625 shares will vest in May, 2017; and 4,300 shares of the stock unit award granted in May, 2014, of which 1,075 shares will vest in May, 2015,1,075 shares will vest in May, 2016, 1,075 shares will vest in May, 2017, and 1,075 shares will vest in May, 2018, in each case, provided the executive is employed by the Company on each respective vesting date.

Potential Payments upon Termination and Change in Control

The Company has entered into change-in-control severance agreements with each of Messrs. Kubacki, Dyke and Schaffer providing for severance benefits for a period of up to 12 months in the event of termination within 12 months following a change in control (as defined in the agreements). The agreements provide for severance benefits only if (1) the Company undergoes a change in control (as defined in the agreement) and (2) within 12 months thereafter either (a) the Company (or its successor) terminates the employee (other than termination for “cause”), or (b) the employee terminates his employment for “good reason” (as defined in his agreement). The agreements do not provide for severance benefits in the event of an employee’s death or disability, or in the event of his voluntary termination without good reason, or on account of termination for any reason if not preceded within 12 months by a change in control. The agreements provide that the employee shall not compete with the Company during the period in which he is entitled to receive severance payments. Except for such change-in-control severance agreements, none of the named executive officers has an employment agreement with the Company.

Each of the stock unit award agreements with Messrs. Kubacki, Dyke and Schaffer described in the Summary Compensation Table above provides that the vesting would accelerate upon a change in control. In the event the Company had incurred a change in control on December 31, 2014 and terminated the employment of Messrs. Kubacki, Dyke and Schaffer on such date, the amounts paid out to such named executive officers would have been as follows:

Payments and Benefits Upon Termination and Change in Control

(a)	(b)	(c)	(d)	(e)	(f)
Name	Salary and Bonus Continuation ($)(1)	Accrued Vacation ($)(2)	Health Benefits ($)(3)	Acceleration Of Equity Awards ($)(4)	Total ($)
Raymond C. Kubacki 12 month Change in Control Termination Payments(5)	536,887	16,520	19,800	628,725	1,201,932
6 month Change in Control Termination Payments (change of location only)(5)	268,444	16,520	9,900	628,725	923,589
James V. Dyke 12 month Change in Control Termination Payments(6)	289,688	5,125	19,800	310,196	624,809
Michael I. Schaffer 12 month Change in Control Termination Payments(7)	310,287	34,772	19,800	310,196	675,055

(1)	The amounts in column (b) reflect the total amount of Base Salary, commission (if applicable) and Bonus compensation that would continue to be paid to the Executive during the indicated period following a termination in connection with a change-in-control on December 31, 2014. Such amounts are calculated based on the actual base salary, commission and bonus compensation earned or accrued during the prior 12 month period coinciding with or preceding such termination.
(2)	Accrued vacation is payable upon separation of service whether or not in connection with a change in control.
(3)	The amounts in column (d) represent the amount payable by the Corporation during the applicable period for continuation of health benefits.
(4)	The amounts in column (e) reflect the acceleration of the vesting under stock unit awards granted under the Company’s 2006 Incentive Plan triggered by a change in control, as provided in each executive officer’s respective stock unit award agreement with the Company. The valuation is determined by multiplying the number of stock unit awards that would have become vested on December 31, 2014 pursuant to such acceleration provision, times the closing price of the Company stock on such date ($15.15 per share).
(5)	Mr. Kubacki’s arrangement provides for 12 months of salary and bonus continuation, in the event of a termination by the Company without cause (as defined in his agreement) or a termination by him for good reason (as defined in his agreement) in either case, within a 12 month period following a change in control of the Company (as such term is defined in the agreement), provided, however, that in the event of termination by Mr. Kubacki for good reason solely on account of a change in his required place of employment, following a change in control, then in lieu of 12 months of salary and bonus compensation, his benefits would be limited to 6 months of salary and bonus compensation.

(6)	Mr. Dyke’s arrangements provides for 12 months of salary, plus commission and bonus continuation (capped at 25% of base salary), in the event of a termination by the Company without cause (as defined in his agreement) or a termination by him for good reason (as defined in his agreement) in either case, within a 12 month period following a change in control of the Company (as such term is defined in the agreement).
(7)	Dr. Schaffer’s arrangements provides for 12 months of salary and bonus continuation, in the event of a termination by the Company without cause (as defined in his agreement) or a termination by him for good reason (as defined in his agreement) in either case, within a 12 month period following a change in control of the Company (as such term is defined in the agreement).

PRINCIPAL STOCKHOLDERS AND
STOCKHOLDINGS OF MANAGEMENT

The following table shows, as of March 1, 2015, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (including their addresses) (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage Owned(2)
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	434,900	(3)	8.1%
Tieton Capital Management LLC 4700 Tieton Drive, Suite C Yakima, WA 98908	363,377	(4)	6.8%
Kennedy Capital Management, Inc. 10829 Olive Boulevard St. Louis, MO 63141	291,463	(5)	5.4%
Raymond C. Kubacki	212,832	(6)	3.9%
Fred J. Weinert	155,647	(6)(7)(8)	2.9%
Harry Connick	36,616	(6)(7)	*
Walter S. Tomenson, Jr.	36,467	(6)(7)	*
Michael I. Schaffer	30,322		*
James V. Dyke	15,089		*
All Executive Officers and Directors as a group (7 persons)	502,782		9.1%

*	denotes ownership of less than 1%
(1)	Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.
(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or pursuant to the vesting of stock unit awards are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but with respect to options and stock unit awards, are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.
(3)	Based on the statement on Schedule 13G/A dated February 12, 2015, each of Renaissance Technologies, LLC, a registered investment adviser, and Renaissance Technologies Holding Company has sole voting power over 419,700 shares of common stock, sole dispositive power over 434,866 shares of Common Stock, and shared dispositive power over 34 shares of Common Stock.
(4)	Based on the statement on Schedule 13G/A dated February 4, 2015, Tieton Capital Management, a registered investment adviser, has sole voting and dispositive power over 0 shares of common stock and shared voting and dispositive power over 363,377 shares of Common Stock.
(5)	Based on the statement on Schedule 13G dated February 13, 2015, Kennedy Capital Management, Inc., a registered investment adviser, has sole voting and dispositive power over 291,463 shares of Common Stock.

(6)	Includes the following number of shares of Common Stock which the individual had a right to acquire within 60 days pursuant to the exercise of options: Mr. Kubacki — 77,300; Mr. Weinert — 18,650; Mr. Connick — 5,150; and Mr. Tomenson — 10,350.
(7)	Includes the following number of shares of Common Stock which the individual had the right to receive within 60 days pursuant to the vesting of stock unit awards: Mr. Weinert — 3,613; Mr. Connick — 3,613 and Mr. Tomenson — 3,613.
(8)	Includes 112,982 shares held by Mr. Weinert as trustee of a trust, 2,850 shares held as custodian for a family member, and 10,850 shares pledged as collateral for a loan.
(9)	Includes 111,450 shares which the executive officers and directors had the right to acquire within 60 days pursuant to the exercise of options, and 10,839 shares which were issuable to the executive officers and directors within 60 days pursuant to the vesting of stock unit awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or written representations from persons required to file such reports (“Reporting Persons”), the Company believes that all such filings required to be made by such Reporting Persons with respect to fiscal year 2014 were timely made in accordance with the requirements of the Exchange Act.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking the approval of its shareholders of an advisory resolution regarding the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Compensation.” While this shareholder vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Executive Compensation section, the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries in the region. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to earnings targets. We also include restricted stock awards with time-based vesting provisions that are designed to align executive incentives with long-term shareholder interests.

We urge shareholders to read the Executive Compensation section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

The 2014 fiscal year demonstrated our commitment to these principles and illustrated how our program responds to business challenges and the marketplace.

•	Performance-based compensation in the form of annual and long term incentives constituted, on average, about 40% of 2014 total compensation for our CEO and other named executive officers.
•	Equity compensation awards, which comprised 100% of NEO long term compensation, continued to play an important role in rewarding NEOs for the achievement of long-term business objectives and providing incentives for the creation of stockholder value.

The Company’s commitment to these principles has long preceded the 2014 fiscal year.

•	Average annual increases in base salaries for the named executive officers over the past five years averaged less than 3% per year.
•	In 2009, the peak of the recession, the Company opted not to award any stock unit awards to any officer or director.
•	In 2010, the officers took what amounted to a 5% pay cut in base salary.
•	In September, 2010, for the fourth year in a row, DeMarche Associates, Inc., a leading investment research and financial consulting firm, recognized Mr. Kubacki as one of top 100 chief executive officers in the nation, based on the amount of shareholder value generated over the prior 3-year period per unit of compensation paid to him during such period.
•	The Company has been profitable every year since 1993, including the recession year of 2009, and has paid a dividend every quarter over the last 18 years.

In keeping with current best practices, none of our named executive officers is subject to an employment agreement other than a change-in-control severance agreement, each of which is triggered only in the event of a “double trigger” — a change of control combined with involuntary termination of employment. The Company offers minimal “perquisites” benefits, no guaranteed bonuses, no tax gross ups, four-year vesting for all executive equity awards and an independent compensation committee.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation section above are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Psychemedics Corporation’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Psychemedics’ Board of Directors recommends a vote FOR the non-binding, advisory proposal to approve the executive compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015 and recommends ratification of such appointment by the stockholders. During the 2014 fiscal year, BDO USA, LLP served at Psychemedics’ independent registered public accounting firm and also provided certain tax and non-audit services as described above. Although the Company is not required to seek stockholder approval of this appointment, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of BDO USA, LLP will be available at the Annual Meeting to respond to questions.

Psychemedics’ Board of Directors recommends a vote FOR the
ratification of the Audit Committee’s appointment of BDO USA, LLP as the
Company’s Independent Registered Public Accounting Firm.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 7, 2015.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the Annual Meeting. However, if any matter not now known is presented at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy, or any proxy that you may download from www.psychemedics.com/proxy, in accordance with their judgment on such matter.

The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

GENERAL INFORMATION

The Company’s 2014 Annual Report is being mailed to shareholders with this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 may be obtained without charge by writing to the Company at Investor Relations, Psychemedics Corporation, 125 Nagog Park, Acton, Massachusetts 01720, or by viewing the “Investor Information” section of the Company’s website at www.psychemedics.com.

By order of the Board of Directors,
PATRICK J. KINNEY, JR., Secretary

March 30, 2015

PSYCHEMEDICS CORPORATION

[CARD]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

(A)	Voting Items

The Board of Directors recommends a vote FOR all of the following nominees:

1.	Election of Directors.
	Nominees:	(01) Raymond C. Kubacki (02) Harry Connick (03) Walter S. Tomenson, Jr. (04) Fred J. Weinert

☐  Mark here to vote FOR all nominees.  ☐  Mark here to WITHHOLD vote from all nominees.

☐  For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.   ☐ 01    ☐ 02    ☐ 03    ☐ 04

The Board of Directors recommends a vote FOR the following Item (see page 19 of Proxy Statement):

		For	Against	Abstain
2.	Advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote FOR the following Item:

		For	Against	Abstain
3.	Ratification of Appointment of BDO USA LLP	☐	☐	☐
(B)	Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below

_________________________________________    _________________________________________

_________________________________________    _________________________________________

(C)	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date: _________________	Signature 1: ____________________	Signature 2: ____________________

Dear Stockholder:
Please take note of the important information enclosed with this Proxy Ballot.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted.
Then sign the card and return your proxy in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders, April 29, 2015.
Thank you in advance for your prompt consideration of these matters.

Sincerely,
Psychemedics Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 29, 2015 FOR PSYCHEMEDICS CORPORATION. THE FOLLOWING MATERIAL IS AVAILABLE AT www.psychemedics.com/proxy

PROXY STATEMENT
ANNUAL REPORT

PLEASE FOLD ALONG PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Psychemedics Corporation

PROXY FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond C. Kubacki, attorney of the undersigned (with full power of substitution), to vote for and in the name of the undersigned, at the 2015 Annual Meeting of Stockholders of Psychemedics Corporation (the “Company”) to be held on Wednesday, April 29, 2015 at 2:00 p.m. at the Seaport Hotel, 200 Seaport Boulevard, Boston, MA 02210 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the Company’s Proxy Statement dated March 30, 2015 and on such other matters as may properly come before the meeting. If no such instruction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.